SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                FORM 8-K


             Current Report Pursuant to Section 13 or 15(d) of
                        The Securities Act of 1934


    Date of Report (Date of earliest event reported)   July 17, 1997
                                                       --------------



                         COVEST BANCSHARES, INC.
                        -------------------------
         (Exact name of registrant as specified in its charter)

    DELAWARE                     0-20160                  36-3820609
    --------                     -------                  ----------
(State or other                (Commission             (I.R.S. Employer
 jurisdiction                  File Number)          Identification No.)
of incorporation)


              749 Lee Street, Des Plaines, Illinois  60016
              --------------------------------------------
          (Address of principal executive offices) (Zip Code)


   Registrant's telephone number, including area code  (847) 294-6500
                                                       --------------










Item 5.    Other Events


On Thursday, July 17, 1997, the Company issued a press release pertaining to net income for the quarter ended June 30, 1997.
The text of the press release is attached hereto as Exhibit 99.1.

Item 7.    Exhibit 99.1


Dated: July 17, 1997





                     SIGNATURES

Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   July 17, 1997  COVEST BANCSHARES, INC.



                        By:     /s/ Larry G. Gillie
                        Name:   Larry G. Gillie
                        Title:  President &
                                Chief Executive Officer


                        By:     /s/ Paul A. Larsen
                        Name:   Paul A. Larsen
                        Title:  Senior Vice President &
                                Chief Financial Officer


















Item 7     EXHIBIT 99.1

CoVest Bancshares Inc. Announces Second Quarter Earnings

DES PLAINES, IL, July 17, 1997 - CoVest Bancshares, Inc. (Nasdaq/COVB), formerly FirstFed Bancshares, Inc. and the holding company for CoVest Banc, Des Plaines, Illinois, announced net income for the quarter ended June 30, 1997 was $987,000, or $.31 per share, compared to $283,000, or
$.08 per share for the quarter ended June 30, 1996. This represents an increase of $704,000 or 249%. These results come from an increase in net interest income of $853,000 or 28%, an increase in non-interest income of $453,000 or 120%, and only a $105,000 or 4 % increase in operating expenses.
     Net income for the six months ending June 30, 1997 was $2.3 million, a slight increase of $63,000 from the $2.2 million for the same period in 1996. Earnings per share for the six months of 1997 is $.71 per share versus $.61 per share for the like period in 1996. The composition of the earnings, however, has changed dramatically between these two six month periods. Gains from the sale of securities decreased by $1,633,000. The balance sheet restructuring which began in 1996 generated $2,507,000 from the sales of long-term fixed-rate assets versus $874,000 security gains in 1997 due to sales of thrift and commercial bank stocks at the holding company level. The net interest income for the six months ended June 30, 1996 was $6.1 million versus almost $7.7 million for the first six months of 1997. This represents an increase of almost $1.6 million or 26% between the two periods. The provision for possible loan losses for the quarter ended June 30, 1997, was comprised of $300,000 for credit cards and $102,000 for commercial and commercial real estate loans. This compares to the $342,000 which was provided in the second quarter of 1996. During that 1996 period $300,000 was also provided for possible credit card losses. For the first six months of 1997, $753,000 has been provided for possible loan losses versus $532,000 during the first six months of 1996. Net charged off loans for the first six months of 1996 were $657,000 compared to $688,000 for the six months ended June 30, 1997. The losses continue to be centered in the credit card portfolio were personal bankruptcies remain a primary concern.
     Non-interest income, excluding security gains, increased by $271,000 or 36% for the six months ending June 30, 1997. Loan charges and service fees increased from $180,000 for the second quarter of 1996 to $259,000 for the second quarter in 1997 . This increase is primarily the result of mortgage loan servicing fees paid to the Bank by the Federal Home Loan Mortgage Corporation on the fixed rate mortgages that have previously been securitized. Deposit related charges and fees have risen by over 50% between the second quarter of 1997 versus the second quarter of 1996, as additional revenue producing services continue to be introduced.
     Total non-interest expenses grew by $105,000 from the second quarter of 1996. This represents a 4% increase. Compensation and benefits expense increased by slightly over 2%, while federal deposit insurance premium expense decreased by $198,000 . The largest increase in expenses was in advertising and name change expense, which rose by $171,000 as both the Bank and the Corporation changed there names to CoVest. The name change from First Federal Bank for Savings was needed to increase both commercial and retail customer awareness of our services in the various market areas we serve. The bulk of these expenses have now been recognized.



     Total assets decreased from $541,169,000 at December 31, 1996 to $536,418,000 as of June 30, 1997. Total loans receivable in all categories increased by $22 million, with the largest growth coming in commercial, leases and commercial real estate loans. Total earnings assets yielded 7.48 percent for the second quarter of 1997 versus 7.01 percent for the like quarter in 1996. The increase in yield is the result of the ongoing balance sheet restructuring with began in 1996 which calls for continuing sale of long-term fixed rate securitized mortgage backed securities and their replacement with higher yielding commercial related loans.
     Non-performing assets comprised .22 percent of total assets at June 30, 1997. This is in line with the .23 percent as of March 31, 1997. Of this total, over 68 percent of non-performing loans are single family mortgages, on which the Company has not incurred a loss for at least the last 6 years. At quarter end, our Allowance for Possible Loan Losses was $1,489,000 and continued to cover non-performing loans by more than 143 percent.
     Deposits increased by $2.5 million and short term borrowings decreased by $6.6 million during the six months ended June 30, 1997 from year-end 1996. The cost of funds was 5.07 percent on average for the quarter, as compared to a cost of 5.50 percent on average for the same quarter in 1996.
     Net interest margin for the quarter ended June 30, 1997 was 2.90 percent versus 1.99 percent for the second quarter of 1996. At the same time the net interest spread increased by 88 basis points, which was on average for the second quarter of 1997, 2.41 percent. For the six months ended June 30, the net interest margin for 1997 was 2.91 percent versus 2.02 percent in 1996.
     Stockholders' equity in CoVest Bancshares, Inc. totaled almost $50 million as of June 30, 1997. The number of common shares outstanding was 2,985,021 and the book value was $16.72 as compared to $16.30 as of December 31, 1996. The Company completed its tenth stock repurchase plan and on June 24, 1997, initiated its eleventh plan which authorizes it to repurchase up to an additional 100,000 shares.
     CoVest Bank's Core Capital and Risk-based Capital ratios stood at
8.32 percent and 16.79 percent as of June 30, 1997, respectively, which substantially exceed all regulatory requirements.
     As of June 30, 1997, CoVest Bancshares had consolidated assets of $536.4 million. The Bank operates three full-service offices in Arlington Heights, Des Plaines and Schaumburg.
     According to Larry G. Gillie, President of CoVest Bancshares, "We continue to position the Bank and our balance sheet to look more like that of a community bank. In fact, we have just received regulatory approval to convert from a federally insured thrift organization supervised by the Office of Thrift Supervision to a national bank that is regulated by the Office of the Comptroller of the Currency. This will be completed by July 31, 1997. We completed our name change at both the Corporate and Bank level on June 2, 1997 to CoVest Bancshares and CoVest Banc. We believe the restructuring of our balance sheet, the name change and changing our charter will allow us the flexibility and the opportunity to better meet the demands of communities we serve."









COVEST BANCSHARES INC.
 CONSOLIDATED STATEMENTS OF CONDITION
 (UNAUDITED)
 (Dollars in thousands)                      JUN 30,  DEC 31,
                                              1997     1996
                                          --------------------
 ASSETS

 CASH AND CASH EQUIVALENTS
    Cash & Amounts Due from
       Depository Institutions              $19,770   $12,837
    Federal Funds Sold                            0         0
                                          --------------------
 TOTAL CASH AND CASH EQUIVALENTS             19,970    12,837

 INVESTMENTS:
    Securities Available - for - Sale        52,326    53,751
    Mortgage-Backed Securities and
       Related Securities Available -
       for - Sale                            82,881   111,935
    Federal Home Loan Bank Stock              3,620     7,190
                                          --------------------
 TOTAL INVESTMENTS                          138,827   172,876

 LOANS RECEIVABLE
    Mortgage Loans                          258,722   253,473
    Commercial Loans, Leases and
       Real Estate                           44,033    29,596
    Consumer Loans                           59,663    56,900
                                          --------------------
       TOTAL LOANS RECEIVABLE               362,418   339,969

    Less Allowance for Possible Loan Loss    (1,489)   (1,424)
                                          --------------------
 LOANS RECEIVABLE, NET                      360,929   338,545

 ACCRUED INTEREST RECEIVABLE                  4,127     3,608
 PREMISES AND EQUIPMENT                       9,827     9,859
 OTHER ASSETS                                 2,738     3,444
                                          --------------------
 TOTAL ASSETS                              $536,418  $541,169
                                          ====================

 LIABILITIES AND STOCKHOLDERS' EQUITY

 LIABILITIES:
    Deposits                               $404,578  $402,090
    Short -Term Borrowings and Securities
       Sold Under Agreement to Repurchase    47,114    53,690
    Long - Term Advances From
       Federal Home Loan Bank                25,000    25,000
    Advances From Borrowers For
       Taxes & Insurance                      3,007     3,724
    Accrued Expenses & Other Liabilities      6,820     6,721
                                          --------------------
 TOTAL LIABILITIES                          486,519   491,225







 STOCKHOLDERS' EQUITY:
    Common Stock, par value $.01 per share;
      7,500,000 authorized shares; 3,406,616,
       shares issued at 6/30/97 and 12/31/96.    34        34
    Additional Paid-in Capital               22,099    22,155
    Retained Earnings                        35,255    33,990
    Treasury Stock, at cost, 421,595,
       and 343,300 shares held at 6/30/97,
       and 12/31/96 respectively             (7,265)   (5,838)
    ESOP Loan                                  (685)     (858)
    Unearned Stock Awards                       (73)      (73)
    Unrealized Gain (Loss) On Assets
       Available - For - Sale                   534       534
                                          --------------------
 TOTAL STOCKHOLDERS' EQUITY                  49,899    49,944
                                          --------------------
 TOTAL LIABILITIES AND
 STOCKHOLDERS' EQUITY                      $536,418  $541,169
                                          ====================






































COVEST BANCSHARES INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)                       THREE MONTHS ENDED       SIX MONTHS ENDED
(Dollars in thousands)              JUN 30,    JUN 30,    JUN 30,    JUN 30,
                                     1997       1996       1997       1996
                                  ---------- ---------- ---------- ----------
INTEREST INCOME
Loans Receivable                     $7,001     $6,470    $13,639    $12,918
Mortgage-Backed & Related Securities  1,696      2,868      3,632      5,965
Securities                              954      1,011      1,913      1,803
Other Interest and Dividend Income      271        153        416        499
                                  ---------- ---------- ---------- ----------
TOTAL INTEREST INCOME                 9,922     10,502     19,600     21,185

INTEREST EXPENSE
Deposits                              4,860      6,033      9,600     12,152
Advances from Fed. Home Loan Bank       954      1,156      1,862      2,516
Other Borrowed Money                    253        311        461        416
                                  ---------- ---------- ---------- ----------
TOTAL INTEREST EXPENSE                6,067      7,500     11,923     15,084

NET INTEREST INCOME                   3,855      3,002      7,677      6,101

Prov. for Possible Loan Losses         (402)      (342)      (753)      (532)
                                  ---------- ---------- ---------- ----------
NET INTEREST INCOME AFTER PROV.
   FOR POSSIBLE LOAN LOSSES           3,453      2,660      6,924      5,569

NON-INTEREST INCOME
Loan Charges and Servicing Fees         259        180        526        385
Deposit Related Charges and Fees        214        141        392        259
Gain on Sale of Securities              311          0        874      2,507
Other                                    48         58        111        114
                                  ---------- ---------- ---------- ----------
TOTAL NON-INTEREST INCOME               832        379      1,903      3,265

NON-INTEREST EXPENSE
Compensation and Benefits             1,281      1,251      2,499      2,441
Occupancy and Equipment                 348        357        743        727
Federal Deposit Insurance Premium        66        264         73        530
Data Processing                         215        192        421        405
Advertising and Name Change Expense     248         77        342        125
Other                                   638        550      1,231      1,179
                                  ---------- ---------- ---------- ----------
TOTAL NON-INTEREST EXPENSE            2,796      2,691      5,309      5,407

INCOME BEFORE TAXES                   1,489        348      3,518      3,427
   Income Tax Provision                (502)       (65)    (1,214)    (1,186)
                                  ---------- ---------- ---------- ----------
NET INCOME                             $987       $283     $2,304     $2,241
                                  ========== ========== ========== ==========
















COVEST BANCSHARES INC.
 PERFORMANCE RATIOS              THREE MONTHS ENDED    SIX MONTHS ENDED
 (UNAUDITED)                      JUN 30,  JUN 30,     JUN 30,  JUN 30,
                                    1997     1996        1997     1996
                              ------------------------------------------
 Net Interest Margin               2.90%     1.99%     2.91%    2.02%

 Net Interest Spread               2.41%     1.53%     2.42%    1.53%

 Non-Performing Assets to Total
      Assets at End of Period      0.22%     0.12%     0.22%    0.12%

 Allowance for Possible Loan Losses
      to Non-Performing Loans      1.43x     1.46x     1.43x    1.46x

 Annualized Return on
      Average Assets               0.72%     0.20%     0.84%    0.20%

 Annualized Return on
      Average Equity               7.91%     2.04%     9.22%    2.04%

 Ratio of Operating Expense to
      Average Total Assets,
      Annualized                   2.03%     1.72%     1.94%    1.72%

 Ratio of Net Interest Income
      to Non-Interest Expense,
      Annualized                   1.38x     1.12x     1.47x    1.12x

 Earnings Per Common Share
      Primary                    $ 0.31    $ 0.08    $ 0.71   $ 0.61
      Fully Diluted                0.31      0.08      0.71     0.61

 Book Value per Share            $16.70    $16.12    $16.70   $16.12
 Market Value per Share          $18.38    $17.63    $18.38   $17.63

 Stockholders' Equity as of
      June 30 (in thousands)    $49,899   $54,810   $49,899  $54,810